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                                             FC BANC CORP. AND SUBSIDIARY

                                                    BUCYRUS,  OHIO

                                              CONSOLIDATED BALANCE SHEETS
________________________________________________________________________________________________
                                                                       (Dollars in thousands)

                                                                            December 31,
                                                                      1996               1995
                                                                      ____               ____
ASSETS
Cash and cash equivalents
 Cash and amounts due from depository institutions                   $ 3,957            $ 5,329
 Federal funds sold                                                    1,100              4,200
                                                                     _______            _______
     Total cash and cash equivalents                                   5,057              9,529

Investment securities
 Securities available-for-sale                                        32,128             33,803
Loans, net                                                            39,780             35,882
Accrued interest receivable                                              837                769
Premises and equipment, net                                            1,476              1,406
Investments required by law-
    stock in Federal Reserve Bank                                         66                 66
Cash surrender value of life insurance                                 1,397              1,326
Deferred income taxes                                                    521                467
Other assets                                                             183                450
                                                                     _______            _______
     TOTAL ASSETS                                                    $81,445            $83,698

LIABILITIES
Deposits                                                             $70,074            $70,891
Borrowed funds                                                           119              1,525
Accrued interest payable                                                 186                212
Other liabilities                                                        399                310
                                                                     _______            _______
     TOTAL LIABILITIES                                                70,778             72,938

SHAREHOLDERS' EQUITY
Preferred stock of $25 par value; 750 shares
    authorized, no shares issued and outstanding                           0                  0
Common stock of $2.50 par value; 500,000 shares
    authorized; 332,816 shares issued and outstanding                    832                832
Additional paid-in capital                                             1,377              1,370
Retained earnings                                                      8,944              8,653
Treasury stock, at cost; 7,796 and 0 shares                             (322)                 0
Unrealized loss on securities available-for-sale,
 net of applicable deferred income taxes                                (164)               (95)
                                                                     _______            _______
     TOTAL SHAREHOLDERS' EQUITY                                       10,667             10,760
                                                                     _______            _______
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $81,445            $83,698
                                                                     _______            _______
See accompanying notes.
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                                                  FC BANC CORP. AND SUBSIDIARY

                                                            BUCYRUS, OHIO

                                               CONSOLIDATED STATEMENTS OF INCOME
_______________________________________________________________________________________________________
                                                    (Dollars in thousands, except per share data)
                                                            (Dollars in thousands)

                                                     1996          1995          1994
                                                     ____          ____          ____
INTEREST INCOME
Interest and fees on loans                          $3,500        $3,354        $3,286
Interest on taxable investment securities            1,607         1,550         1,458
Interest on taxfree investment securities              398           468           552
Dividends on investment securities                       4             4             4
Interest on federal funds sold                         108           179           131
Other interest income                                    2             9            17
                                                    ______        ______        ______
     TOTAL INTEREST INCOME                           5,619         5,564         5,448

INTEREST EXPENSE
Interest on interest-bearing checking accounts         328           400           434
Interest on passbook accounts                          571           712           781
Interest on certificates of deposits                 1,357         1,291         1,038
Interest on borrowed funds                              21            39            28
                                                    ______        ______        ______
     TOTAL INTEREST EXPENSE                          2,277         2,442         2,281
                                                    ______        ______        ______
     NET INTEREST INCOME                             3,342         3,122         3,167
Provision for loan losses                                0           204         1,015
                                                    ______        ______        ______
     NET INTEREST INCOME AFTER PROVISION
          FOR LOAN LOSSES                            3,342         2,918         2,152

OTHER INCOME
Service charges                                        336           323           321
Gain from sales of investment securities, net          (13)            3            38
Other                                                  146           102           166
                                                    ______        ______        ______
     TOTAL OTHER INCOME                                469           428           525

OTHER EXPENSES
Salaries and employee benefits                       1,468         1,367         1,225
Net occupancy and equipment expense                    505           440           305
Other operating expenses                             1,017         1,040           928
                                                    ______        ______        ______
     TOTAL OTHER EXPENSES                            2,990         2,847         2,458

     INCOME BEFORE FEDERAL INCOME
         TAX EXPENSE                                   821           499           219
Federal income tax expense                             140           (34)         (116)
                                                    ______        ______        ______
     NET INCOME                                     $  681        $  533        $  335
                                                    ______        ______        ______
PER SHARE DATA:
Net income                                          $ 2.09        $ 1.61        $ 1.01
                                                    ______        ______        ______

See accompanying notes.
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                                               FC BANC CORP. AND SUBSIDIARY

                                                       BUCYRUS, OHIO

                                          CONSOLIDATED STATEMENTS OF CHANGES
                                                IN SHAREHOLDERS' EQUITY
_________________________________________________________________________________________________
                                                  (Dollars in thousands)
                                                                             Unrealized
                                                                             Gain (Loss)     Total
                                                                             On Securities   Share-
                               Common                Retained   Treasury     Available       holders'
                               Stock     Surplus     Earnings     Stock      For-sale        Equity
                               _____     _______     ________     _____      ________        ______
<S.
Balances at 12/31/93          $  832     $1,370       $8,557     $    0       $    0         $10,759
Net income                                               335                                     335
Cash dividends declared
    ($1.15 per share)                                   (383)                                   (383)
Cumulative effect to
    adopt SFAS No. 115                                                           211             211
Change in unrealized
    gain/loss on securities
    available-for-sale                                                        (1,104)         (1,104)
Purchase of 475 shares
    of treasury stock                                               (15)                         (15)
Sale of 475 shares
    of treasury stock                                                15                           15
                              ______     ______       ______     ______       ______         _______
Balances at 12/31/94             832      1,370        8,509          0         (893)          9,818

Net income                                               533                                     533
Cash dividends declared
    ($1.17 per share)                                   (389)                                   (389)
Change in unrealized
    gain/loss on securities
    available-for-sale                                                           798             798
Purchase of 56,658
    shares of treasury stock                                        (57)                         (57)
Sale of 56,658 shares
    of treasury stock                                                57                           57
                             ______      ______       ______      _____       ______         _______
Balances at 12/31/95            832       1,370        8,653          0          (95)         10,760

Net income                                               681                                     681
Cash dividends declared
    ($1.20 per share)                                   (390)                                   (390)
Change in unrealized
    gain/loss on securities
    available-for-sale                                                           (69)            (69)
Purchase of 10,105
    shares of treasury stock                                       (416)                        (416)
Sale of 2,309 shares of
    treasury stock                            7                      94                          101
                             ______      ______       ______      _____       ______         _______
Balances at 12/31/96         $  832      $1,377       $8,944      $(322)      $ (164)        $10,667
                             ______      ______       ______      _____       ______         _______

See accompanying notes.
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                                            FC BANC CORP. AND SUBSIDIARY

                                                    BUCYRUS, OHIO

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
___________________________________________________________________________________________________
                                                                       (Dollars in thousands)
                                                                     Years ending December 31,
                                                                   1996        1995         1994
                                                                   ____        ____         ____
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                        $  681      $  533       $  335
Adjustments to reconcile net income to net cash
 provided by operating activities:
     Premium amortization net of discount accretion                  114          53           95
     Provision for loan losses                                         0         204        1,015
     Loss (gain) from sales of investment securities, net             13          (3)         (38)
     Gain from sale of loans                                         (23)          0            0
     Income accrued on life insurance contracts                      (71)        (46)         (20)
     Depreciation                                                    273         247          137
     Deferred income taxes                                           (20)        (30)        (308)
     Changes in operating assets and liabilities:
       (Increase) decrease in accrued interest receivable            (68)         46            4
       (Increase) decrease in other assets                           231        (274)         (16)
       Increase (decrease) in accrued interest payable               (26)         19           10
       Increase  in other liabilities                                 89          91            7
                                                                  ______      ______       ______
NET CASH PROVIDED BY OPERATING ACTIVITIES                          1,193         840        1,221

CASH FLOWS FROM INVESTING ACTIVITIES:
Net decrease in time certificates of deposit                           0         200          194
Purchases of held-to-maturity securities                               0        (499)      (4,709)
Proceeds from maturities of held-to-maturity securities                0       4,655        5,447
Proceeds from sales of held-to-maturity securities                     0         600            0
Purchases of available-for-sale securities                        (9,256)     (5,705)     (10,699)
Proceeds from sales of available-for-sale securities               2,420       3,442        7,515
Proceeds from maturities of available-for-sale securities          8,280       2,194        1,218
Proceeds from sale of loans                                        1,097           0            0
Purchase of loans                                                 (2,889)          0            0
Net (increase) decrease in loans                                  (2,046)     (2,768)         522
Purchases of premises and equipment                                 (343)       (141)        (728)
Purchase of life insurance contracts                                   0           0         (807)
Death benefits received from life insurance contracts                  0           0          228
                                                                  ______      ______       ______
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               (2,737)      1,978       (1,819)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in deposits                                 (817)       (893)         141
Net increase (decrease) in borrowed funds                         (1,406)        275          975
Payment on long term debt                                              0           0          (70)
Purchase of treasury stock                                          (416)        (57)         (15)
Sale of treasury stock                                               101          57           15
Dividends paid                                                      (390)       (389)        (383)
                                                                  ______      ______       ______
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES               (2,928)     (1,007)         663

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                (4,472)      1,811           65
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                     9,529       7,718        7,653
                                                                  ______      ______       ______
CASH AND CASH EQUIVALENTS AT END OF YEAR                          $5,057      $9,529       $7,718
                                                                  ______      ______       ______

See accompanying notes.
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